Exhibit 3(i)

ARTICLES OF ORGANIZATION	UNITED STATES OF AMERICA
OF	STATE OF LOUISIANA
ENTERGY GULF STATES LOUISIANA, L.L.C.	PARISH OF ORLEANS

BE IT KNOWN, that on this 13th day of December, 2007,

BEFORE ME, Jennifer B. Favalora, a Notary Public duly appointed and qualified in and for the State of Louisiana, PERSONALLY CAME AND APPEARED the subscriber hereto, who declared to me, Notary, in the presence of the undersigned competent witnesses, that he is of the full age of majority and that, availing himself of the provisions of the Limited Liability Company Law of the State of Louisiana (La. R.S. 12:1301 et seq.) (the "Act"), he does hereby form a limited liability company subject to the following Articles of Organization, to wit:

ARTICLE I

Name

The name of this Limited Liability Company (hereinafter, the "Company") shall be:

ENTERGY GULF STATES LOUISIANA, L.L.C.

ARTICLE II

Purpose

The purposes for which the Company is formed are the generation, manufacture, transportation, distribution, supply and sale of electric current, light and power to the public; the production, manufacture and purchase of gas and the transportation, distribution, sale and supply of gas to the public; the purchase, generation, manufacture, transportation, distribution and sale of steam; the doing of all such things as may be necessary or convenient in carrying out any and all of the foregoing purposes.

The foregoing shall be construed as objects, purposes and powers, and it is hereby expressly provided that neither the foregoing specific enumeration nor anything in these Articles of Organization contained shall be deemed to limit or exclude any power, right or privilege permitted by the laws of the State of Louisiana, for the purposes for which the Company is organized.

ARTICLE III

Operating Agreement and Authority of Members and Managers

The manner in which the Company conducts its business and affairs, the duties and authority of its Managers, and the rights and obligations of its Members, to the extent not expressly required by and provided for herein or in the Act, shall be set forth in a written Operating Agreement. The Operating Agreement may be amended, from time to time, in accordance with the provisions contained therein.

ARTICLE IV

Managers

The Company will be managed by Managers, as further provided in the Company's Operating Agreement. The number of Managers shall be not less than three and not more than the number fixed from time to time by the Company's Operating Agreement.

ARTICLE V

Effective Time

The Company shall be duly organized and its existence shall commence upon the filing of these Articles of Organization with the Louisiana Secretary of State on December 31, 2007 at 2:30 p.m. Central Standard Time.

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THUS DONE AND PASSED in multiple originals at New Orleans, Louisiana, on the day, month and year hereinabove written, in the presence of the undersigned competent witnesses who sign with me, Notary, and with the said Appearer, after due reading of the whole.

/s/ Mark G. Otts
Name: Mark G. Otts
Title: Organizer

WITNESSES:

/s/ Christina M. Edwards
Print name: Christina M. Edwards

/s/ C. Joseph Cain
Print name: C. Joseph Cain

/s/ Jennifer Favalora
NOTARY PUBLIC

Jennifer B. Favalora
Notary Public (ID #57639)
Parish of Orleans, Louisiana
Commission Issued For Life

INITIAL REPORT
OF
ENTERGY GULF STATES LOUISIANA, L.L.C.

The undersigned, complying with La. R.S. 12:1305, hereby makes this initial report on behalf of Entergy Gulf States Louisiana, L.L.C. (the "Company"), as follows:

1. The registered office of the Company is located in the Parish of East Baton Rouge, State of Louisiana and the municipal address of the registered office is:

446 North Boulevard
Baton Rouge, LA 70802-5717

2. The registered agent of the Company and the municipal address thereof is:

Mark G. Otts
639 Loyola Avenue
26th Floor
New Orleans, Louisiana 70113-3125

3. Pursuant to La. R.S. 12:1312, the Articles of Organization and the Operating Agreement, the business of the Company is managed by Managers. The names and municipal addresses of the first Managers are:

Mark G. Otts
639 Loyola Avenue
26th Floor
New Orleans, Louisiana 70113-3125

Paul A. Castanon
639 Loyola Avenue
26th Floor
New Orleans, Louisiana 70113-3125

Edna M. Chism
639 Loyola Avenue
26th Floor
New Orleans, Louisiana 70113-3125

IN WITNESS WHEREOF, this initial report is dated as of the 13th day of December, 2007.

By: /s/ Mark G. Otts
Name: Mark G. Otts
Title: Organizer

WITNESSES:

/s/ Christina M. Edwards
Print name: Christina M. Edwards

/s/ C. Joseph Cain
Print name: C. Joseph Cain

ACKNOWLEDGMENT

STATE OF LOUISIANA

PARISH OF ORLEANS

BEFORE ME, the undersigned authority, personally came and appeared:

MARK G. OTTS

("Appearer"), to me known to be the person who signed the foregoing Initial Report as Organizer, and who, having been duly sworn, acknowledged and declared to me, Notary, in the presence of the two undersigned witnesses, that Appearer signed such instrument as Appearer's free act and deed for the purposes mentioned therein.

IN WITNESS WHEREOF, the Appearer, witnesses and I have hereunto affixed our hands on this 13th day of December, 2007, in the aforesaid parish and state.

/s/ Mark G. Otts
Name: Mark G. Otts
Title: Organizer

WITNESSES:

/s/ Christina M. Edwards
Print name: Christina M. Edwards

/s/ C. Joseph Cain
Print name: C. Joseph Cain

/s/ Jennifer Favalora
NOTARY PUBLIC
My Commission is issued for life

Jennifer B. Favalora
Notary Public (ID #57639)
Parish of Orleans, Louisiana
Commission Issued For Life

AFFIDAVIT OF ACCEPTANCE OF APPOINTMENT
BY DESIGNATED REGISTERED AGENT

STATE OF LOUISIANA

PARISH OF ORLEANS

On this 13th day of December, 2007, before me, a Notary Public in and for the State and Parish aforesaid, personally came and appeared: MARK G. OTTS,

to me personally known, and who, being duly sworn, acknowledged to me that he does hereby accept the appointment as the Registered Agent of ENTERGY GULF STATES LOUISIANA, L.L.C., which is a limited liability company authorized to transact business in the State of Louisiana pursuant to the provisions of Louisiana Revised Statutes, Title 12, Chapter 22.

/s/ Mark G. Otts
Mark G. Otts, REGISTERED AGENT

Subscribed and sworn to before
me on the day, month, and year
first above set forth.

/s/ Jennifer Favalora
NOTARY PUBLIC

Jennifer B. Favalora
Notary Public (ID #57639)
Parish of Orleans, Louisiana
Commission Issued For Life